Exhibit 10.5
CONFIDENTIALITY, INVENTIONS ASSIGNMENT AND NON-COMPETITION
AGREEMENT
     This Confidentiality, Inventions Assignment and Non-Competition Agreement (the “Agreement”) is made and entered into effective as of __________(the “Effective Date”), by and between TechniScan, Inc., a Utah corporation (the “Company”) and The Undersigned Employee (the “Promissor”).
RECITALS
     A. Promissor has been issued shares, or been granted the option to acquire shares, of the Company’s Common Stock, and in addition Promissor has, or is to have, a business relationship with the Company, as a director and/or officer, or otherwise.
     B. Promissor’s relationship with the Company is a relationship of trust and confidence which allows Promissor access to confidential, proprietary and other information provided to Promissor solely for use in a manner consistent with the best interests of the Company and consistent with Promissor’s duty of loyalty.
     C. For the purpose of protecting the Company’s proprietary interest in goodwill, trade secrets, intellectual property and other legitimate business interests, and in consideration of Promissor’s relationship with the Company and all rights related thereto, Promissor and the Company desire to enter into this Agreement respecting (i) Promissor’s use of information that is confidential or proprietary to the Company, and the protection of such information, (ii) the ownership of inventions developed by Promissor in the course of its relationship with the Company, and (iii) Promissor’s ability to engage in conduct during and after termination of his relationship with the Company which is competitive with or detrimental to the Company’s business operations.
AGREEMENT
     In consideration of the foregoing, the mutual promises contained herein, and in consideration and as a condition of Promissor’s relationship with the Company and all rights related thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Maintaining Confidential Information.
     (a) Company Information. Promissor agrees at all times during the term of Promissor’s relationship with the Company, whether as a director, officer, consultant, advisor, employee or service provider, and at all times thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company (and any tangible evidence, record or representation thereof) which is in the possession of the Company, which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, confidential knowledge, data or other proprietary information, including any of the foregoing relating to products, processes, services, software, know-how, inventions, original works of authorship, developments, improvements, databases, discoveries, ideas, know-how, methods, techniques, formulae, formulas, developmental or experimental work, data bases, computer lists, client information, customer lists, business plans, financial information, designs, graphics or other subject matter pertaining to any business, products or services of the Company or any of its clients, customers, affiliates, vendors, marketers, information providers, consultants or licensees. For purposes of this Agreement, all such trade secrets, confidential knowledge, data and proprietary information are hereinafter referred to as “Confidential Information.”
     (b) Former Employer Information. Promissor agrees that Promissor will not, during Promissor’s relationship with the Company, whether as a director, officer, consultant, advisor, employee or service provider, improperly use or disclose any confidential or proprietary information or trade secrets of Promissor’s former and concurrent clients, employers or companies, if any, and that Promissor will not bring onto the premises of the Company any unpublished document or any property belonging to Promissor’s former or concurrent clients, employers or companies, if any, unless consented to in writing by such clients, clients, employers or companies.
     (c) Third Party Information. Promissor recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Promissor agrees that Promissor owes the Company and such third parties, during the term of Promissor’s relationship with the Company, and at all times thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out Promissor’s work for the Company consistent with the Company’s agreement with such third party) or to use it for the benefit of anyone other than the Company or such third party (consistent with the Company’s agreement with such third party) without the express written authorization of the Company.
     2. Retaining and Assigning Inventions and Original Works.
     (a) Inventions and Original Works Retained by Promissor. Attached hereto, as Schedule A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were owned or developed by Promissor prior to Promissor’s relationship with the Company, which relate to the Company’s proposed businesses and products, and which are not assigned to the Company (collectively, the “Prior Inventions”). If no such list is attached, Promissor represents that there are no such Prior Inventions. . If any Prior Inventions or Excluded Inventions (as defined below) or any other proprietary information owned by Promissor or in which Promissor has an interest are incorporated into any Development (as defined below) by Promissor or at Promissor’s direction, Promissor hereby grants, and to the extent any such grant cannot be made at the present, Promissor agrees to grant, to the Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license, with the right to sublicense, to make, use, refrain from using, sell, offer for sale, import, modify, delete, add to, reproduce, create derivative works based upon, distribute, perform, display or exploit in any way, such Prior Invention, Excluded Invention and other proprietary information, in whole or in part, by any means, now known or later developed, in all languages, as part of or in connection with such Developments.
     (b) Inventions and Original Works Assigned to the Company. Promissor agrees to promptly make full written disclosure to the Company, to hold in trust for the sole right and benefit of the Company, and to assign to the Company all of Promissor’s right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements, discoveries, ideas, know-how, processes, methods, formulae, techniques, trade secrets, designs, graphics, artwork, lay-outs, concepts, trade dress, packaging, advertising and marketing copy, “look -and-feel” of products, sites and services and Confidential Information, whether or not patentable or copyrightable, which Promissor may solely or jointly conceive or author or develop or reduce to practice or create, or cause to be conceived or authored or developed or reduced to practice or created, during Promissor’s relationship with the Company, whether as a Promissor, employee or other service provider, with all such items, other than Excluded Inventions (as defined below) referred to herein collectively as “Developments,” except for any inventions, original works of authorship, developments, improvements, discoveries, ideas, know-how, processes, methods, formulae, techniques or trade secrets as to which Promissor can prove the following (if Promissor is for any reason deemed to be an employee of the Company or becomes an employee of the Company, or if the Utah Employment Inventions Act (U.C.A. § 34-39-1, et seq.) is deemed to apply to Promissor):
          (1) It was created by Promissor entirely on Promissor’s own time; and
          (2) It was not conceived, developed, reduced to practice or created by Promissor:
               (i) within the scope of Promissor’s engagement or employment;
               (ii) on the Company’s time; or
               (iii) with the aid, assistance or use of any of the Company’s property, equipment, facilities, supplies, resources, intellectual property or any Confidential Information; and
          (3) It does not result from any work, services or duties performed by Promissor for the Company; and
          (4) It does not relate to the industry or trade of the Company; and
          (5) It does not relate to the current or demonstrably anticipated business, research or development of the Company (as determined when the invention first arises);
with all such inventions for which proof is provided as required under Section 2(f) referred to herein as “Excluded Inventions.” Promissor acknowledges and agrees that all inventions, original works of authorship, developments, improvements, discoveries, ideas, know-how, processes, methods, formulae, techniques, trade secrets and Confidential Information that satisfy the foregoing definition of “Developments,” even though they arose before the effective date of this Agreement, shall be deemed “Developments” hereunder.

     Promissor understands that inventions meeting all of the qualifications listed above may be exempted from the provisions of this paragraph 2(b) by the Utah Employment Inventions Act (U.C.A. § 34-39-1, et. seq.).
     Promissor agrees to, and hereby does, assign to the Company all of Promissor’s right, title and interest throughout the world in and to all Developments, all copyrights, patents, trademarks and other proprietary rights covering any of them, and to anything tangible which evidences, incorporates, memorializes, constitutes, represents, embodies, performs, displays or records any of them. Promissor agrees to waive, and hereby waives, all moral rights which Promissor may have in or to any Developments and, to the extent that such rights may not be waived, Promissor agrees not to assert such rights against the Company or its customers or licensees.
     Promissor acknowledges that all original works of authorship that are Developments and which are protectable by copyright are “works made by hire,” as that term is defined in the United States Copyright Act (17 U.S.C.A. § 101). Promissor further agrees that, with respect to any “works made by hire” by Promissor (solely or jointly with others), Promissor will receive no royalty or other consideration therefore, other than any consideration otherwise paid to Promissor in any capacity Promissor may have as an employee, consultant, collaborator or service provider.
     (c) Maintenance of Records. Promissor agrees to keep and maintain adequate and current written records of all Developments. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. The records will include, but will not limited to, the following: information as to all Developments, as well as information as to any studies or research projects undertaken on the Company’s behalf or with the aid, assistance or use of any of the Company’s property, equipment, facilities, supplies, resources, intellectual property of Confidential Information, describing in detail the procedures employed and the results achieved, and any other information the Company requires.
     (d) Inventions Assigned to the United States. Promissor agrees to assign to the United States government or any state or local government all of Promissor’s right, title, and interest in and to any and all Developments whenever such full title is required to be in the United States or any state or local government by contract between the Company and the United States government or any state or local government if applicable.
     (e) Obtaining Letters Patent and Copyright Registrations. Promissor agrees that Promissor will apply, at the Company’s expense and request, for United States and foreign letters patent or copyrights, either in Promissor’s name or otherwise as the Company desires, covering Developments. Promissor further agrees that Promissor’s obligation to assist the Company to obtain such United States or foreign letters patent and copyright registrations will continue beyond the termination of Promissor’s relationship with the Company, whether as a consultant, advisor, employee or other service provider. If the Promissor is unable because of Promissor’s mental or physical incapacity or for any other reason to perform its obligations contained in this Section 2(e) (including securing Promissor’s signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering any

Developments), then Promissor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Promissor’s agent and attorney-in-fact, to act for and in Promissor’s behalf and stead to satisfy such obligations (including executing and filing any such applications and doing all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon) with the same legal force and effect as if executed by Promissor. Promissor hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Promissor now or may hereafter have for infringement, misappropriation or misuse of any copyrights, patents, trademarks or other proprietary rights relating to or covering any Developments.
     (f) Exception to Assignments. Promissor understands that the provisions of this Agreement requiring assignment to the Company do not apply to any Excluded Invention which qualifies fully for protection from assignment under the provisions of the Utah Employment Inventions Act. Promissor will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that Promissor believes meet the criteria in Subsections 2(b)(1), (2), (3), (4) and (5) above so as to be an Excluded Invention thereunder; and Promissor will at that time provide to the Company in writing all evidence necessary to substantiate that belief. Promissor understands that the Company will keep in confidence and will not disclose to third parties without Promissor’s consent any confidential information of Promissor disclosed in writing to the Company relating to inventions that qualify fully for protection under the provisions of Section 2(b), to the extent such information is identified as such.
     3. Covenant Not to Compete; Conflicting Obligations; Non-Interference.
     (a) No Conflicting Obligations During Relationship With Company. Promissor agrees that, during Promissor’s relationship with the Company, whether as a Promissor, employee or other service provider, Promissor will not, without the consent of the Company, engage in any other employment, occupation, consulting or other business activity directly related to any of the businesses in which the Company is now involved or becomes involved during Promissor’s relationship, nor will Promissor engage in any other activities that conflict with Promissor’s obligations to the Company.
     (b) Covenant Not to Compete. During the period commencing on the Effective Date of this Agreement and continuing during Promissor’s relationship with the Company, whether as a Promissor, employee or other service provider, (the “Period of Restriction”), Promissor will not, alone or in association with others, as owner, shareholder, employee, officer, director, partner, investor, member, consultant, principal, agent, independent contractor, co-venturer, or in any other capacity, directly or indirectly engage in, have a financial interest in, or be in any way connected or affiliated with or render advice or service to, any person or entity, located in the United States or any other geographic region in which the Company engages in business, which is engaged in any business in which the Company is now involved or becomes involved during Promissor’s relationship with the Company, whether as a Promissor, employee or other service provider or any other business which is substantially similar to such business.
     (c) Non-Interference or Solicitation or Diversion of Business. During the Period of Restriction, Promissor shall not directly or indirectly contact, solicit, advise or consult any client,

account, or customer of the Company for the purpose or with the effect of causing such client, account or customer to purchase, license or otherwise obtain products or services from a person or entity, located in the United States or any other geographic region in which the Company engages in business, which is engaged in any business in which the Company is now involved or becomes involved during Promissor’s relationship with the Company, as a Promissor, employee or other service provider, or any other business which is substantially similar to such business. In addition, Promissor shall not directly or indirectly interfere with the business relationship between the Company and any of its clients, customers, accounts, dealers, distributors, suppliers, vendors, independent contractors, service providers, or other parties with which the Company has business relationships, or induce any such party to terminate its relationship with the Company, or to modify the terms of such relationship in a manner adverse to the best interests of the Company.
     (d) Non-Solicitation of Company Employees. During the Period of Restriction, Promissor shall not directly or indirectly employ, solicit for employment, or advise or recommend to any other person or entity that they employ or solicit for employment, any employee of the Company.
     (e) Acknowledgement of Reasonableness of Restrictions. Promissor specifically acknowledges and agrees that the nature of the limitations upon Promissor’s activities as specified herein, together with the duration and scope of such restrictions, are reasonable limitations on Promissor’s relationship with the Company and Promissor’s post-relationship activities and that the restrictions are required to preserve, promote and protect the business, accounts, proprietary information and goodwill of the Company and impose no greater restraint than is reasonably necessary to secure such protection.
     4. Returning Company Documents. Promissor agrees that, upon termination of Promissor’s relationship with the Company, or at any earlier time at the request of the Company, Promissor will deliver to the Company (and will not keep in Promissor’s possession or deliver to anyone else) any and all (i) devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns, (ii) Confidential Information, and (iii) Developments, in electronic, tangible or other form, and reproductions of any of the aforementioned items, in Promissor’s possession. In the event of the termination of Promissor’s relationship with the Company for any reason, Promissor agrees to sign and deliver a Termination Certification.
     5. Covenants and Representations of Promissor. Promissor agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Promissor represents that (a) Promissor’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Promissor in confidence or in trust prior to Promissor’s relationship with the Company and (b) Promissor has not entered into, and agrees not to enter into, any oral or written agreement in conflict with this Agreement.
     6. Shop Rights. Promissor agrees that the Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable or copyrightable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Section 2(b), but which are conceived or made by Promissor during Promissor’s relationship with the Company, whether as a Promissor, employee or other service provider, and with the use or assistance of the Company’s facilities, materials or personnel.
     7. Specific Enforcement; Legal Fees. Promissor acknowledges that a breach of this Agreement is likely to result in irreparable and unreasonable harm to the Company, and that injunctive relief, as well as damages, would be appropriate. If Promissor breaches this Agreement, Promissor shall promptly reimburse the Company for all damages and legal fees (and disbursements) incurred by the Company to enforce this Agreement or to pursue remedies arising as a result of such breach.
     8. General Provisions.
     (a) Governing Law. This Agreement will be governed by the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such state.
     (b) Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, sets forth the entire agreement and understanding between the Company and Promissor relating to the subject matter herein and merges all prior discussions between the Company and Promissor. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Promissor’s engagement, duties, or compensation will not affect the validity or scope of this Agreement.
     (c) Severability; Interpretation. In the event that any one or more of the provisions in this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to the specific provision determined to be unenforceable, and the remaining provisions will continue in full force and effect. Should a provision or covenant of Section 3 be held invalid or unenforceable by reason of the duration or scope thereof, then the provision shall be deemed modified to reduce the duration or scope to the extent required to be enforceable, and the provision or covenant shall remain in full force and effect for the greatest time period and for the broadest scope permitted by applicable law. Promissor and the Company intend that the provisions of Section 3 be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and one for each and every political subdivision of each and every other geographic region in which the Company conducts business.
     (d) No Modification of Terms. Nothing in this Agreement shall be construed to give to Promissor any right to membership or employment with the Company or the right to serve as a Promissor or other service provider for the Company for any specific period of time or to limit or restrict either party’s right to terminate the Promissor, employee or service provider relationship. Any other agreements between the parties hereto with respect to the Promissor’s current relationship with the Company will continue in full force and effect.

     (e) Successors and Assigns. This Agreement will supersede any past agreement and will be binding as of the Employees hire date, it shall be binding upon Promissor’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
     (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which together will constitute one and the same original.
[Signature Page Follows]

THE COMPANY:

[TechniScan, Inc.]

By:

Its:	President & CEO

PROMISSOR:

[Name]
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Confidentiality Agreement